Exhibit 99.1

Ameron International Announces Quarterly Dividend

    PASADENA, Calif.--(BUSINESS WIRE)--March 25, 2004--Ameron
International (NYSE:AMN)
    The Board of Directors has declared a quarterly dividend of 20 cents per share of common stock payable May 18, 2004 to stockholders of record April 22, 2004.

    CONTACT: Ameron International
             Gary Wagner, 626-683-4000